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                                                                   Exhibit 23.2


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Heftel Broadcasting Corporation Long-Term Incentive Plan of our report dated November 7, 1996, with respect to the consolidated financial statements of Heftel Broadcasting Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 1996, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP

Los Angeles, California
December 29, 1997